Exhibit 99.1

Deloitte Transactions and Business Analytics LLP
JPMorgan Chase Tower
2200 Ross Avenue, Suite 1600
Dallas, TX 75201-6778
USA

Tel: +1 214 840 7000
www.deloitte.com
September 22, 2014
Mr. Glenn Darden
President and Chief Executive Officer
Quicksilver Resources Inc.
801 Cherry Street
Suite 3700, Unit 19
Ft. Worth, TX 76102

Re: Engagement of Deloitte Transactions and Business Analytics LLP’s John Little as Strategic Alternatives Officer for Quicksilver Resources Inc.

Dear Mr. Darden:
This letter confirms the engagement of Deloitte Transactions and Business Analytics LLP (“DTBA” or “we”) by Quicksilver Resources Inc. (“Quicksilver”), effective as of September 22, 2014, whereby DTBA, led by personnel of the Deloitte CRG service line, will provide to Quicksilver and its subsidiaries (collectively, “Client”, “Company” or “you”) the services described below (the “Services”).
UNDERSTANDING OF ROLE
As part of the Services, DTBA shall make John Little available to Client to act as Quicksilver’s duly appointed Strategic Alternatives Officer during the term of the engagement (the “SAO”).

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The SAO will report directly to the Board of Directors of Quicksilver (the “Board”) and/or SAO Committee of the Board, which shall consist of Glenn Darden, Michael McGovern, and Scott Pinsonnault (the “SAO Committee”), as appropriate, and make recommendations to senior management of Client and the Board and consult with them regarding the Services;

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Working on a collaborative basis with senior management of Client, the Board, and Company professionals, the SAO will serve as an officer of Quicksilver and will assist the Client in exploring, evaluating and implementing strategic and tactical options;

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The SAO will develop an understanding of the strategic, operational and financial decisions of the Company and will advise senior management, the SAO Committee and the Board of his views regarding such matters from time to time; and

•	In consultation and coordination with Client’s senior management, coordinate and manage the Services, including the performance of the Services by DTBA professional personnel.
The SAO shall operate under the direction of the Board and/or the SAO Committee. Accordingly, DTBA, its subsidiaries, subcontractors and their respective personnel, including the SAO, shall have no liability to Client for any actions taken at the direction of, or which have been approved by, the SAO, except as set expressly forth herein.
The SAO, assisted by other personnel of DTBA and its affiliates (provided the use of such additional personnel shall be subject to the remaining terms hereof), is anticipated to provide the following Services, as requested by Client and agreed to by DTBA.

Mr. Glenn Darden
Quicksilver Resources Inc.
September 22, 2014

To implement the services described above, the SAO is hereby retained by the Company to perform, as reasonably requested by the Board, the tasks in an effort to help facilitate the Company accomplishing its objective of maximizing value for its stakeholders, including:

•	Work with senior management to develop, propose, and where possible, implement, subject to direction by the SAO Committee, plans to address the issues now confronting the Company and its stakeholders;

•	Analyze and assess the positions and interests of the current stakeholders, and options for resolution of issues with and among them;

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Understand the capital structure and financial position of the Company, business disputes, existing relationships, available resources, and other elements of problem-solving in a complex and fast-moving situation;

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Provide the range of SAO leadership and problem solving to support the Company’s needs within the scope of this engagement including participating in all substantive discussions and meetings regarding same;

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Participate in substantially all substantive discussions and substantive meetings with the Company and its professionals (including coordinating with and giving direction to financial advisors, investment bankers and other advisors) with regard to the investigation, consideration, analysis and negotiation of tactical and strategic alternatives, which may include (a) refinancing, amendments or other modifications to the Company’s capital structure, debt instruments and/or contracts, and/or (b) the acquisition or divestiture of any core or non-core assets or businesses in conjunction with considering strategic alternatives, except as noted in Appendix B hereto, Excluded Matters (as defined below);

•	Assist the Company and its professionals with evaluation and implementation of possible renegotiation of out-of-market contracts;

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Attend, participate and/or be involved in substantially all substantive conversations and correspondence regarding any potential material strategic alternatives transaction and/or discussion, except as noted in Appendix B hereto;

•	Work with outside counsel;

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Work with senior management to analyze performance improvement and cash enhancement opportunities, including assisting with cost reduction improvement initiatives, operational improvement initiatives, accounts receivable management and accounts payable process improvement opportunities, as requested;

•	Assist management with assessing organizational and operational structure of the Company and work with the Company regarding potential changes and efficiencies;

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Coordinate the communications and/or negotiations with outside constituents, stakeholders and their representatives with respect to the Company’s plan, cash and vendor management and any other matters needed; and

•	Carry out additional tasks on behalf of the Company as the SAO Committee and the SAO may mutually agree are necessary and appropriate.
Each of the above shall be performed in collaboration with the Company’s senior management team. The role of the SAO may be redefined by the Board, with the consent of the SAO at any time during the engagement. Budget and expenditures related to the SAO shall be commensurate with the duties of the SAO and shall be approved by the SAO Committee.
ENGAGEMENT STAFFING AND FEES

John Little will serve as engagement Principal and will maintain overall responsibility for the engagement on behalf of DTBA, assisted, as appropriate, by other personnel. Mr. Little’s weekly fee will be $20,000. So long as John Little is one of DTBA’s personnel during the term of this engagement, Mr. Little shall devote substantially all of his working time to the performance of the Services and shall not accept any new engagements expected to require a material portion of Mr. Little’s time without the prior consent of the Board (which shall not be unreasonably withheld or delayed) solely as it relates to the

Mr. Glenn Darden
Quicksilver Resources Inc.
September 22, 2014

time commitment expected to be required by the new engagement; provided, however, that (a) Mr. Little is not required to perform any specific number of hours of Services in connection with this engagement and (b) Mr. Little may, among other things, fulfill his management and administrative obligations for DTBA and existing board of director duties, perform services for existing clients and undertake various marketing activities for DTBA. In addition, Mr. William Snyder will provide up to six (6) hours per week of in connection with the performance of the Services at no additional cost to the Company. It is understood and agreed that if Mr. Little is no longer one of DTBA’s personnel during the term of this engagement, DTBA may propose another of its personnel to replace him as SAO and that the Board, in its sole discretion, shall determine whether to terminate this engagement or to accept such proposed replacement SAO.
Technical support may also be provided by other professionals who will be identified during the course of this engagement. If such needs are identified, DTBA shall timely notify the Company’s CFO, John Regan, and may, in consultation with the Company’s senior management team and, with the approval of the SAO Committee, provide such additional personnel to the Company on terms hereof.
DTBA’s professional fees for the Services will be at the rate of $175-$695 an hour, depending on the personnel assigned to the particular tasks. DTBA will be entitled to reimbursement of reasonable expenses incurred in connection with this engagement, including travel, meals and lodging, and delivery services. To the extent that DTBA personnel are not actually working while traveling, DTBA shall charge travel time at one-half of the hourly rate applicable to such personnel. As set forth in paragraph 8 of Appendix A, neither the SAO nor any DTBA professionals assigned to this engagement shall be employees of the Company, but will continue to be personnel of DTBA.
All fees and expenses will be billed to Client weekly and are payable upon receipt.
OTHER MATTERS
Quicksilver and the Board represent that this engagement and the role of John Little as SAO have been the subject of a duly adopted resolution of the Board which shall be provided to DTBA at commencement of the Services.
The General Business Terms & Conditions applicable to this engagement are attached hereto as Appendix A and are incorporated herein by reference. Capitalized terms used in the attached General Business Terms & Conditions and not defined therein shall have the meanings given to such terms in this engagement letter. For the purposes of the attached General Business Terms & Conditions, the “Client” shall have the meaning set forth above, and “Engagement Agreement” shall mean this engagement letter together with Appendix A and all other appendices hereto.
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If the foregoing represents your agreement, please sign the enclosed copy of this letter in the space provided and return it to me; or if you have any questions, please call me at (214) 840-7383. By signing this letter, you represent and warrant that Client has the authority to enter into this engagement letter on behalf of itself and its subsidiaries. We very much appreciate this opportunity and look forward to working with you on this matter.

Very truly yours,

Deloitte Transactions and Business Analytics LLP
By:    /s/ Deloitte Transactions and Business Analytics LLP
William K. Snyder, Principal

Mr. Glenn Darden
Quicksilver Resources Inc.
September 22, 2014

Agreed and Accepted by:
Quicksilver Resources Inc. and its subsidiaries

By:    /s/ Glenn Darden

Name:    Glenn Darden

Title:    President and Chief Executive Officer

Date:    September 22, 2014